Exhibit 99.1

Range Impact Announces $1.7 Million Capital Raise Led by Strategic Investors

CLEVELAND, OHIO – (December 21, 2023) – Range Impact, Inc. (OTC: RNGE) (“Range Impact”), a public company dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing, announced the closing of a $1,700,000 capital raise.

Capital Raise

The capital raise was led by Intelligent Fanatics Capital Management, a Pennsylvania-based microcap investment firm, Carlson Ridge Capital, a Colorado-based value investment firm, and Dickinson Group, a multi-generational West Virginia-based family office with significant land holdings and business interests throughout Appalachia. Also participating in the latest capital raise were Edward Feighan, Range Impact’s Chairman of the Board, Michael Cavanaugh, Range Impact’s CEO and Board Member, and Andrew Tobias, best-selling author on topics such as money, investing and insurance.

The investors entered into securities purchase agreements pursuant to which they acquired a total of 11,333,336 shares of Range Impact’s common stock at a price of $0.15 per share.

Michael Cavanaugh, Range Impact’s Chief Executive Officer, stated, “I am thrilled to welcome two sophisticated and highly respected institutional investors, a first-class family office and best-selling author on investments to join our company as key shareholders.” Cavanaugh added, “Through our various capital raises, we have always sought to attract strategic capital, which brings the funding necessary for our growth but also the added benefits of valuable insights, strategic relationships, and strong alignment with our mission. I am honored to continue to build our company with such exceptional partners and look forward to the important work ahead of us.”

About Range Impact, Inc.

Headquartered in Cleveland, Ohio, Range Impact is a public company (OTC: RNGE) dedicated to improving the health and wellness of people and the planet through a novel and innovative approach to impact investing. Range Impact owns and operates several complementary operating businesses focused on developing long-term solutions to environmental, social, and health challenges, with a particular focus on acquiring, reclaiming and repurposing mine sites and other undervalued land in economically disadvantaged communities throughout Appalachia. Range Impact takes an opportunistic approach to impact investing by leveraging its competitive advantages and looking at solving old problems in new ways. Range Impact seeks to thoughtfully allocate its capital into strategic opportunities that are expected to make a positive impact on the people-planet ecosystem and generate strong investment returns for its shareholders.

Notice Regarding Forward-Looking Statements

This press release contains “forward-looking statements” as that term is defined in Section 27(a) of the Securities Act of 1933, as amended and Section 21(e) of the Securities Exchange Act of 1934, as amended. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Although we believe that these statements are based on reasonable assumptions, they are subject to numerous factors that could cause actual outcomes and results to be materially different from those indicated in such statements. Such factors include, among others, the inherent uncertainties associated with new projects and development stage companies, timing of clinical trials and product development, business strategy and new lines of business. These forward-looking statements are made as of the date of this press release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that any beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that any such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K for the most recent fiscal year, our quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Range Impact, Inc.

Investor Relations

P: +1 (216) 304-6556

E: ir@rangeimpact.com

W: www.rangeimpact.com